Exhibit 4.8

TRINITY ACQUISITION PLC,

as Issuer

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

WILLIS NORTH AMERICA INC., and

WILLIS GROUP LIMITED,

as Guarantors

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as successor to Wells Fargo Bank, National Association, as Trustee

Sixth Supplemental Indenture

Dated as of December 16, 2024

to the Indenture dated as of August 15, 2013 (as amended, supplemented or otherwise modified from time to time)

Providing for the Assumption of Guaranteed Obligations
(Unlimited as to Aggregate Principal Amount)

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of December 16, 2024, among Trinity Acquisition plc, a company organized and existing under the laws of England and Wales (the “Issuer”), Willis Towers Watson Public Limited Company, a company organized and existing under the laws of Ireland, Willis Towers Watson Sub Holdings Unlimited Company, a company organized and existing under the laws of Ireland, Willis Netherlands Holdings B.V., a company organized under the laws of the Netherlands, Willis Investment UK Holdings Limited, a company organized and existing under the laws of England and Wales, TA I Limited, a company organized and existing under the laws of England and Wales, Willis Towers Watson UK Holdings Limited, a company organized and existing under the laws of England and Wales, Willis North America Inc., a Delaware corporation, and Willis Group Limited, a company organized and existing under the laws of England, as guarantors (the “Guarantors”) and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of August 15, 2013, among the Issuer, the Guarantors and the Trustee (as amended, supplemented, or otherwise modified from time to time, the “Indenture”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Indenture.

RECITALS:

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Issuer’s unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”);

WHEREAS, Section 8.01 of the Indenture permits a Guarantor to convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided that, (a) in the case of the Issuer or any Guarantor that is not Willis North America Inc., the successor Person shall be a Person organized and existing under the laws of any United States jurisdiction, any state thereof, England and Wales, Ireland, the Netherlands or any country that is a member of the European Monetary Union, and such Person shall expressly assume by supplemental indenture, all the obligations of such Guarantor under the Indenture and the Securities and immediately after such transaction no Event of Default shall have happened or be continuing and (b) the Issuer or such Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such conveyance, transfer or lease and supplemental indenture comply with Article Eight of the Indenture and all the conditions precedent stated therein have been complied with;

WHEREAS, Section 8.02 of the Indenture permits the predecessor corporation to be relieved of all obligations and covenants under the Indenture and the Securities after the conveyance or transfer of the properties and assets of such Guarantor substantially as an entirety in accordance with Section 8.01 and after the successor Person succeeds to, is substituted for, and becomes entitled to exercise every right and power of such Guarantor;

WHEREAS, Section 9.01(1) of the Indenture permits the Issuer, the Guarantors and the Trustee to enter into a supplemental indenture to the Indenture without the consent of the Holders of the Securities to evidence the succession of another Person to a Guarantor and the assumption by such successor Person of the covenants of the Guarantor in the Indenture and the Securities pursuant to Article Eight of the Indenture;

WHEREAS, the properties and assets of TA I Limited and Willis Towers Watson UK Holdings Limited are being transferred substantially as an entirety to Willis Investment UK Holdings Limited (the “WIUKHL Transfer”);

WHEREAS, the properties and assets of Willis Netherlands Holdings B.V. (together with TA I Limited and Willis Towers Watson UK Holdings Limited, the “Transferring Guarantors”) are being transferred (together with the WIUKHL Transfer, the “Transfers”) substantially as an entirety to Willis Towers Watson Sub Holdings Unlimited Company (together with Willis Investment UK Holdings Limited, the “Assuming Guarantors”);

WHEREAS, Willis Investment UK Holdings Limited desires to assume all of the Guaranteed Obligations of TA I Limited and Willis Towers Watson UK Holdings Limited, including all obligations of a Guarantor under Article Fifteen of the Indenture;

WHEREAS, Willis Towers Watson Sub Holdings Unlimited Company desires to assume all of the Guaranteed Obligations of Willis Netherlands Holdings B.V., including all obligations of a Guarantor under Article Fifteen of the Indenture;

WHEREAS, the Trustee has been directed by the Issuer to enter into this Sixth Supplemental Indenture to evidence the foregoing assumptions;

WHEREAS, the Trustee has received an Opinion of Counsel and an Officers’ Certificate, pursuant to Sections 1.02, 8.01 and 9.03 of the Indenture, stating, as applicable, that (a) the execution of the Sixth Supplemental Indenture is authorized or permitted by the Indenture, (b) the transfer of the Transferring Guarantors’ properties and assets substantially as an entirety to the applicable Assuming Guarantor and the Sixth Supplemental Indenture comply with Article Eight of the Indenture and (c) all conditions precedent (including any covenants compliance with which constitutes a condition precedent) provided for in the Indenture to such transaction and to the execution and delivery by the Trustee of the Sixth Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Issuer, the Guarantors and the Trustee, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the above premises, each party covenants and agrees, for the benefit of the other parties and for the equal and ratable benefit of all of the holders of the Securities, as follows:

ARTICLE 1

ASSUMPTION OF GUARANTOR OBLIGATIONS

Section 1.1 Assumption of Guarantor Obligations by Assuming Guarantors.

Upon consummation of the Transfers, the Assuming Guarantors hereby assume, subject to the terms thereof, the Guaranteed Obligations of a Guarantor under the Indenture and the Securities. Upon consummation of the Transfers, the Transferring Guarantors are hereby relieved of all obligations and covenants under the Indenture and the Securities pursuant to Section 8.02 of the Indenture.

Section 1.2 Guarantor Agencies.

The Assuming Guarantors hereby confirm all agency appointments made by a Guarantor under the Indenture.

ARTICLE 2

MISCELLANEOUS

Section 2.1 Integral Part.

This Sixth Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.2 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. Except as expressly amended and modified by this Sixth Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with its terms, provisions, and conditions thereof, including, without limitation, any and all rights, privileges, protections, limitations of liability, immunities, and indemnities of the Trustee thereunder. The provisions of this Sixth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith. Reference to this Sixth Supplemental Indenture need not be made in the Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Indenture, any reference in any of such items to the Indenture being sufficient to refer to the Indenture as amended hereby.

Section 2.3 Counterparts.

This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Sixth Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 2.4 Governing Law.

THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE EXISTING GUARANTORS, THE ASSUMING

GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Conflict with Trust Indenture Act.

If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

Section 2.6 Effect of Heading and Table of Contents.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.7 Separability Clause.

In case any provision in the Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.8 Successors and Assigns.

All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 2.9 Benefit of Indenture.

Nothing in this Sixth Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

Section 2.10 The Trustee.

The Trustee makes no representation as to and shall not be responsible or liable in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.

Section 2.11 FATCA.

The Issuer hereby confirms to the Trustee that this Sixth Supplemental Indenture has not resulted in a material modification of the Securities for Foreign Accounting Tax Compliance Act (“FATCA”) purposes within the meaning of United States Treasury regulation section 1.1471-2T(b)(2)(iv). The Issuer shall give the Trustee prompt written notice of any such future material modification of the Securities deemed to occur for FATCA purposes. The Trustee shall assume that no such material modification for FATCA purposes has occurred regarding the Securities, unless the Trustee receives written notice of such modification from the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the day and year first written above.

ISSUER

TRINITY ACQUISITION PLC

By: /s/ William Rigger
Name: William Rigger
Title: Authorised Representative

By: /s/ Jonathan Rand
Name: Jonathan Rand
Title: Authorised Representative

GUARANTORS

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY BY ITS LAWFULLY APPOINTED ATTORNEY

By: /s/ William Rigger
Name: William Rigger
Title: Treasurer

IN THE PRESENCE OF:- Elise le Clerc

/s/ Elise le Clerc
(WITNESS’ SIGNATURE)

51 Lime Street, EC3M 7DQ London, United Kingdom
(WITNESS’ ADDRESS)

Director of Risk Management
(WITNESS’ OCCUPATION

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY
BY ITS LAWFULLY APPOINTED ATTORNEY

By: /s/ William Rigger
Name: William Rigger
Title: Attorney

IN THE PRESENCE OF:- Elise le Clerc

/s/ Elise le Clerc
(WITNESS’ SIGNATURE)

51 Lime Street, EC3M 7DQ London, United Kingdom
(WITNESS’ ADDRESS)

Director of Risk Management
(WITNESS’ OCCUPATION

WILLIS NETHERLANDS HOLDINGS B.V.

By: /s/ William Rigger
Name: William Rigger
Title: Authorised Signatory

WILLIS INVESTMENT UK HOLDINGS LIMITED

By: /s/ William Rigger
Name: William Rigger
Title: Authorised Representative

TA I LIMITED

By: /s/ William Rigger
Name: William Rigger
Title: Authorised Representative

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

By: /s/ William Rigger
Name: William Rigger
Title: Authorised Representative

WILLIS NORTH AMERICA INC.

By: /s/ William Rigger
Name: William Rigger
Title: Authorized Officer

WILLIS GROUP LIMITED

By: /s/ William Rigger
Name: William Rigger
Title: Authorised Representative

TRUSTEE

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By: /s/ Scott R. Little
Name: Scott Little
Title: Vice President